EXHIBIT 10.8

     This AMENDMENT AGREEMENT (this “Amendment Agreement”) dated as of July 1, 2004, to the MANAGEMENT ADVISORY SERVICES AGREEMENT (the “MASA”) dated as of April 18, 2002, between Pike Electric, Inc., a North Carolina corporation, and Goldberg Lindsay & Co. LLC, a Delaware limited liability company.

          WHEREAS the parties hereto are parties to the MASA and the parties now wish to amend the MASA effective as of the date hereof;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

          SECTION 1.01. Amendment of the MASA.

          (a) Paragraph 2 shall be amended by replacing the letter “(x)” with the letter “(w)” in the first sentence therein and by inserting a new clause (x) immediately following such clause (w) as follows: “(x) on July 1, 2004, a fee of $3,125,000 for management, financial, strategic planning and similar advisory services to us and our subsidiaries with respect to the acquisition of Red Simpson, Inc.,”.

          (b) Effective as of July 1, 2004, the number “$250,000” in clause (y) of Paragraph 2 shall be deleted and replaced with the number “$375,000”.

          SECTION 1.02. Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          SECTION 1.03. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict laws thereof.

          SECTION 1.04. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement as of the day and year first above written.

PIKE ELECTRIC, INC.

by	/s/ J. Eric Pike

Name: J. Eric Pike
Title: President & Chief Executive Officer

GOLDBERG LINDSAY & CO. LLC,

by	/s/ Robert D. Lindsay

Name: Robert D. Lindsay
Title: Authorized Signatory

by	/s/ Alan E. Goldberg

Name: Alan E. Goldberg
Title: Authorized Signatory